UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2020

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

_________________________________________________________________

Title of Each Class Common Stock, $1 par value	Trading Symbol(s) J	Name of Each Exchange on Which Registered New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2020, Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), and Jacobs U.K. Limited, its wholly-owned subsidiary (“Jacobs U.K.”), entered into a term loan facility with the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., as co-syndication agents, The Bank of Nova Scotia, HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, PNC Bank, National Association, TD Bank, N.A., Truist Bank and U.S. Bank National Association, as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.  Each of Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A. The Bank of Nova Scotia, PNC Bank, National Association, TD Bank, N.A. and US Bank National Association are agents, arrangers and lenders, as the case may be, under the Company’s Second Amended and Restated Credit Agreement, dated March 27, 2019 (the “Revolving Credit Agreement”).

The term loan facility matures on the fifth anniversary of the date of initial funding and permits the Company to borrow in U.S. dollars and Jacobs U.K. to borrow in U.K. pound sterling, in each case, at a base rate or a eurocurrency rate. Depending on the Company’s consolidated leverage ratio, borrowings under the term loan facility will bear interest at either a eurocurrency rate plus a margin of between 0.875% and 1.50% or a base rate plus a margin of between 0.00% and 0.50%.

Under the term loan facility, the Company borrowed an aggregate principal amount of $730,000,000 and Jacobs U.K. borrowed an aggregate principal amount of £250,000,000, in each case, on March 26, 2020.  The proceeds of the term loans may be used for general corporate purposes.

The term loan facility contains affirmative and negative covenants and events of default customary for financings of this type that are consistent with those included in the Revolving Credit Agreement.

The foregoing summary of the term loan facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the term loan facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On March 26, 2020, the Company issued a press release announcing the entry by the Company and Jacobs U.K. into the term loan facility. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:

10.1

Credit Agreement, dated as of March 25, 2020, among Jacobs Engineering Group Inc. and Jacobs U.K. Limited, as borrowers, the lenders party thereto, Bank of America, N.A. as administrative agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., as co-syndication agents, The Bank of Nova Scotia, HSBC Bank USA, National Association, USA, PNC Bank, National Association, TD Bank, N.A., Truist Bank and U.S. Bank National Association, as co-documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners

99.1	Press Release of Jacobs Engineering Group Inc., dated March 26, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin Berryman
Kevin Berryman
President and Chief Financial Officer

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